EX-28.j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Nationwide Variable Insurance Trust of our reports dated February 20, 2026, relating to the financial statements and financial highlights of the funds listed in Appendix A, which appears in Nationwide Variable Insurance Trust’s Certified Shareholder Reports on Form N-CSR for the year ended December 31, 2025. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

April 15, 2026

Appendix A

Nationwide Variable Insurance Trust

1.	NVIT Allspring Discovery Fund
2.	NVIT American Funds Asset Allocation Fund
3.	NVIT American Funds Bond Fund
4.	NVIT American Funds Global Growth Fund
5.	NVIT American Funds Growth Fund
6.	NVIT American Funds Growth-Income Fund
7.	NVIT BlackRock Equity Dividend Fund
8.	NVIT BlackRock Managed Global Allocation Fund
9.	NVIT Blueprint Aggressive Fund
10.	NVIT Blueprint Balanced Fund
11.	NVIT Blueprint Capital Appreciation Fund
12.	NVIT Blueprint Conservative Fund
13.	NVIT Blueprint Managed Growth & Income Fund
14.	NVIT Blueprint Managed Growth Fund
15.	NVIT Blueprint Moderate Fund
16.	NVIT Blueprint Moderately Aggressive Fund
17.	NVIT Blueprint Moderately Conservative Fund
18.	NVIT BNY Mellon Dynamic U.S. Core Fund
19.	NVIT BNY Mellon Dynamic U.S. Equity Income Fund
20.	NVIT Bond Index Fund
21.	NVIT DoubleLine Total Return Tactical Fund
22.	NVIT Fidelity Institutional AM Emerging Markets Fund
23.	NVIT Fidelity Institutional AM Worldwide Fund
24.	NVIT Government Bond Fund
25.	NVIT Government Money Market Fund
26.	NVIT GQG US Quality Equity Fund
27.	NVIT International Equity Fund
28.	NVIT International Index Fund
29.	NVIT Invesco Small Cap Growth Fund
30.	NVIT Investor Destinations Aggressive Fund
31.	NVIT Investor Destinations Balanced Fund
32.	NVIT Investor Destinations Capital Appreciation Fund
33.	NVIT Investor Destinations Conservative Fund
34.	NVIT Investor Destinations Managed Growth Fund
35.	NVIT Investor Destinations Managed Growth & Income Fund
36.	NVIT Investor Destinations Moderate Fund
37.	NVIT Investor Destinations Moderately Aggressive Fund
38.	NVIT Investor Destinations Moderately Conservative Fund
39.	NVIT iShares Fixed Income ETF Fund
40.	NVIT iShares Global Equity ETF Fund
41.	NVIT J.P. Morgan Digital Evolution Strategy Fund
42.	NVIT J.P. Morgan Equity and Options Total Return Fund
43.	NVIT J.P. Morgan Inflation Managed Fund
44.	NVIT J.P. Morgan Innovators Fund
45.	NVIT J.P. Morgan Large Cap Growth Fund
46.	NVIT J.P. Morgan U.S. Equity Fund
47.	NVIT J.P. Morgan US Technology Leaders Fund
48.	NVIT Jacobs Levy Large Cap Core Fund
49.	NVIT Jacobs Levy Large Cap Growth Fund
50.	NVIT Loomis Core Bond Fund
51.	NVIT Loomis Short Term Bond Fund
52.	NVIT Loomis Short Term High Yield Fund
53.	NVIT Managed American Funds Asset Allocation Fund

54.	NVIT Managed American Funds Growth-Income Fund
55.	NVIT Mid Cap Index Fund
56.	NVIT Multi-Manager Small Cap Value Fund (1)
57.	NVIT Multi-Manager Small Company Fund
58.	NVIT NASDAQ-100 Index Fund
59.	NVIT Putnam International Value Fund
60.	NVIT Real Estate Fund
61.	NVIT Small Cap Index Fund
62.	NVIT Strategic Income Fund
63.	NVIT S&P 500 Index Fund
64.	NVIT Victory Mid Cap Value Fund

(1) Effective February 23, 2026, the fund was renamed NVIT Small Cap Value Fund

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